UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Silicon Valley Bank Loan Modification Agreement

On March 31, 2009, effective as of March 30, 2009, GlobalOptions, Inc. (“GOI”), a wholly-owned subsidiary of GlobalOptions Group, Inc. (the “Company”), The Bode Technology Group, Inc., a Delaware corporation and wholly-owned subsidiary of GOI (“Bode,” and together with GOI, the “Borrowers”), and Silicon Valley Bank, a California chartered bank (the “Bank”), entered into a First Loan Modification Agreement (the “Modification Agreement”) with respect to the Fourth Amended and Restated Loan and Security Agreement, dated as of March 31, 2008, by and among the Borrowers and the Bank (the “Loan Agreement”).

The Loan Agreement provides for a working capital line of credit based on GOI’s eligible receivables (the “Facility”).  The Modification Agreement amended the terms of the Loan Agreement to (i) reduce the maximum amount available under the Facility to $10,000,000, (ii) increase the range of applicable interest rates for amounts outstanding under the Facility (the exact rate based upon the Borrowers’ Liquidity (as defined in the Loan Agreement)) to 1.00% to 1.75%, plus the greater of 6.25% or the Bank’s most recently announced “prime rate”, (iii) change the Maturity Date (as defined in the Loan Agreement) from March 30, 2009 to March 29, 2010, and (iv) decrease the early termination fee under the Loan Agreement to $50,000.  Among other things, the Modification Agreement changed the terms of or eliminated certain of the Borrowers’ financial covenants set forth in the Loan Agreement.  The Borrowers paid the Bank a one-time fee of $55,000 and agreed to reimburse the Bank for certain other fees and expenses in connection with the Modification Agreement.

The foregoing description of the Modification Agreement is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The terms of the Loan Agreement and certain guaranty and security agreements entered into by the Company in connection with the Loan Agreement were previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2008.

Halsey Fischer Employment Agreement

On September 5, 2008, GOI entered into an employment and non-competition agreement with Mr. Halsey Fischer (the “Fischer Employment Agreement”), replacing Mr. Fischer’s previous employment agreement entered into on August 12, 2005.  Pursuant to the Fischer Employment Agreement, Mr. Fisher agreed to continue his employment as Chief Executive Officer of the Company’s Fraud and SIU Services Unit for an initial term of two years.  The Fischer Employment Agreement provides for a base salary of $250,000 per year and an annual bonus of up to $125,000.  The Fischer Employment Agreement may be terminated by GOI or Mr. Fischer after September 5, 2010 and provides that GOI has the right to extend the term for an additional one-year period.  In the event that GOI terminates Mr. Fischer’s employment without “cause” (as defined in the Fischer Employment Agreement) or Mr. Fischer terminates his employment for “good reason” (as defined in the Fischer Employment Agreement), GOI is generally obligated to continue to pay his base salary and certain benefits for the lesser of (i) six months following termination or (ii) the remainder of his initial two year term under the Fischer Employment Agreement.  The Fischer Employment Agreement also contains certain non-compete and non-solicitation provisions effective for 12 months following Mr. Fischer’s termination, as well as standard confidentiality provisions.

The foregoing description of the Fischer Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	First Loan Modification Agreement, dated as of March 30, 2009, by and among GlobalOptions, Inc., The Bode Technology Group, Inc. and Silicon Valley Bank.

10.2	Employment and Noncompetition Agreement, dated as of September 5, 2008, by and between GlobalOptions, Inc. and Halsey Fischer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2009	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer